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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                         _____________________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            SPECIALTY CATALOG CORP.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                                         04-3253301
---------------------------                      -------------------------------
(State of incorporation or                       (I.R.S. Employer
     or organization)                            Identification Number)

21 Bristol Drive
South Easton, Massachusetts                                           02375
---------------------------                                      ---------------
(Address of principal                                               (Zip Code)
 executive offices)

                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(b) OF THE ACT:

Title of each class                               Name of each exchange on which
to be registered                                  each class is to be registered
-------------------                               ------------------------------

     None.

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions (A).(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [X]

                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(g) OF THE ACT:

                    Common Stock, par value $.001 per share
                    ---------------------------------------
                                Title of Class
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Item 1.   Description of Registrant's Securities to be Registered.

          The description of the Registrant's Common Stock and Preferred Stock and the description of the anti-takeover effects of the charter and by-laws of the Registrant included under the caption "Description of Securities" set forth in the Prospectus contained in the Registration Statement on Form S-1 of the Registrant (Registration No. 333-10793), filed with the Securities and Exchange Commission (the "Commission") on August 26, 1996, in Amendment No. 1 to the Registration Statement, filed with the Commission on September 16, 1996 ("Amendment No. 1"), and in Amendment No. 2 to the Registration Statement filed with the Commission on October 3, 1996, and as further amended from time to time (collectively, the "Registration Statement"), is incorporated herein by reference.

Item 2.   Exhibits.

          1. The Registration Statement, Amendment No. 1 and Amendment No. 2. Incorporated by reference.

          2. Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit No. 3.01 to the Registration Statement.

          3.   By-Laws of the Registrant.  Incorporated by reference to Exhibit
3.02 to the Registration Statement.

          4. Specimen stock certificate for the Common Stock to be registered hereunder. Incorporated by reference to Exhibit No. 4.01 to the Registration Statement.

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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

October 7, 1996


                                        SPECIALTY CATALOG CORP.



                                        By: /s/ Steven L. Bock
                                            ------------------------------
                                             Steven L. Bock
                                             Chairman of the Board and
                                             Chief Executive Officer

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                                 EXHIBIT INDEX



Exhibit
Number                        Description
------                        -----------

1. Specimen stock certificate for the Common Stock to be registered hereunder. Incorporated by reference to Exhibit No. 4.01 to the Registration Statement.*

2.                            Certificate of Incorporation of the Registrant.
                              Incorporated by reference to Exhibit No. 3.01 to the Registration Statement.*

3. By-Laws of the Registrant. Incorporated by reference to Exhibit 3.02 to the Registration Statement.*

4.                            The Registration Statement, Amendment No. 1 and
                              Amendment No.2*

_________________________

     * Included with the copy of this Registration Statement on Form 8-A filed with Nasdaq, but not filed with, or incorporated by reference in, the copies of this Registration Statement on Form 8-A filed with the Securities and Exchange Commission.

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